EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-168006) of CurrencyShares® Swiss Franc Trust of our reports dated January 14, 2011, with respect to the financial statements of CurrencyShares® Swiss Franc Trust, and the effectiveness of internal control over financial reporting of CurrencyShares® Swiss Franc Trust, included in this Annual Report (Form 10-K/A) for the year ended October 31, 2010.

/s/ Ernst & Young LLP

McLean, Virginia

March 10, 2011